UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2022

Stellar Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38280	20-8339782
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Greenway Plaza, Suite 110

Houston, Texas 77046

(Address of principal executive offices)

(713) 210-7600

(Registrant’s telephone number, including area code)

CBTX, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CBTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective October 1, 2022 (the “Effective Time”), Stellar Bancorp, Inc., a Texas corporation formerly known as CBTX, Inc. (the “Company”), completed its previously announced merger of equals (the “Merger”) with Allegiance Bancshares, Inc. (“Allegiance”), a Texas corporation (“Allegiance”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2021, by and between the Company and Allegiance. At closing, Allegiance merged with and into the Company, with the Company as the surviving corporation. At the Effective Time, the Company changed its name from CBTX, Inc. to Stellar Bancorp, Inc. and changed its ticker symbol to “STEL”.

Immediately after the Merger, CBTX’s wholly owned bank subsidiary, CommunityBank of Texas, N.A., a national banking association (“CommunityBank”), merged (the “Bank Merger”) with and into Allegiance’s wholly owned bank subsidiary, Allegiance Bank, a Texas state banking association (“Allegiance Bank”), with Allegiance Bank as the surviving entity (the “Combined Bank”).

Pursuant to the Merger Agreement, each share of Allegiance common stock, $1.00 par value per share (the “Allegiance common stock”), outstanding as of immediately prior to the Effective Time, other than certain shares of Allegiance common stock held by Allegiance or the Company, was converted into the right to receive 1.4184 shares (the “Exchange Ratio”) of common stock of the Company, $0.01 par value per share (the “Company common stock”), with cash to be paid in lieu of fractional shares (the “Merger Consideration”). Each outstanding share of Company common stock remained outstanding and was unaffected by the Merger.

At the Effective Time, each option to purchase shares of Allegiance common stock outstanding under Allegiance’s equity compensation plans became fully vested and exercisable and was converted into an option to purchase a number of shares of Company common stock equal to the product of (1) the total number of shares of Allegiance common stock subject to such option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each such converted option has an exercise price per share of Company common stock (rounded up to the nearest whole cent) equal to (a) the per share exercise price for the shares of Allegiance common stock subject to such option immediately prior to the Effective Time divided by (b) the Exchange Ratio. Except as specifically provided in the Merger Agreement, following the Effective Time, each converted stock option continues to be governed by the same terms and conditions as were applicable to such award immediately prior to the Effective Time.

At the Effective Time, generally (1) each unvested performance share unit award in respect of shares of Allegiance common stock fully vested to the extent applicable performance goals have been achieved on a pro rata basis as of the Effective Time and was converted into the right to receive the Merger Consideration in respect of the applicable number of shares of Allegiance common stock, except that each unvested performance unit award granted less than one year prior to the closing date of the Merger was canceled and forfeited, and (2) each outstanding Allegiance restricted stock award under Allegiance’s equity compensation plans vested and was converted into the right to receive the Merger Consideration.

At the Effective Time, each outstanding equity award of the Company under the Company’s equity compensation plans fully vested, other than the restricted stock awards granted to the Company’s non-employee directors on February 1, 2022 (the “2022 NED RSAs”). Vesting of the 2022 NED RSAs was prorated based on the number of days that elapsed from January 1, 2022, through September 30, 2022, and the remaining unvested shares of restricted stock were forfeited at the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the First Amendment thereto, which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The issuance of shares of Company common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-262322) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on April 7, 2022, as amended (the “Registration Statement”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

In connection with the Merger, as of the Effective Time, the Company assumed Allegiance’s obligations (a) as required by the indentures and certain related agreements with respect to Allegiance’s outstanding trust preferred securities consisting of (i) $7.7 million of its floating rate junior subordinated debt securities due November 8, 2033; and (ii) $3.6 million of its floating rate junior subordinated debt securities due July 7, 2035 (collectively, the “Trust Preferred Securities”); and (b) with respect to Allegiance’s outstanding $60.0 million aggregate principal amount of 4.70% Fixed-to-Floating Rate Subordinated Notes due October 1, 2029 (the “Notes”). Allegiance Bank also has outstanding $40.0 million aggregate principal amount of fixed-to-floating rate subordinated notes due December 15, 2027 that became obligations of the Combined Bank as a result of the Bank Merger.

The indentures and agreements pursuant to which the Trust Preferred Securities and the Notes were issued or assumed have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures and agreements to the Commission upon request.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, the Company filed its Second Amended and Restated Certificate of Formation of Stellar Bancorp, Inc. with the Secretary of State of the State of Texas, effective as of October 1, 2022 (the “Certificate of Formation”), to, among other things, (i) effect its name change from CBTX, Inc. to Stellar Bancorp, Inc., (ii) increase the number of authorized shares of Company common stock from ninety million (90,000,000) shares to one hundred forty million (140,000,000) shares, and (iii) include provisions governing the terms and classification of, and names of the initial, directors of the Company. The changes to the certificate of formation of the Company reflected in the Certificate of Formation have been previously described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger – Governance of the Combined Company After the Merger,” which description is incorporated herein by reference.

The Company also adopted restated bylaws of the Company (the “Bylaws”) as of the Effective Time in accordance with the Merger Agreement, which, among other things, reflect certain governance matters, including procedures for appointing officers and directors, and the change of the name of the Company from CBTX, Inc. to Stellar Bancorp, Inc. The changes to the bylaws of the Company reflected in the Bylaws have been previously described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger – Governance of the Combined Company After the Merger,” which description is incorporated herein by reference.

The foregoing summaries and referenced descriptions of the Certificate of Formation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Formation and Bylaws, copies of which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

On October 1, 2022, pursuant to the Merger Agreement, Allegiance merged with and into the Company, with the Company surviving as the surviving corporation. The information set forth under Items 2.01, 2.03, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

At the Effective Time, Robert R. Franklin, Jr., the current Chairman, President and Chief Executive Officer of the Company, was appointed as a director and the Chief Executive Officer of the Company and Executive Chairman of the Combined Bank. He also ceased to serve as the Chairman and President of the Company at the Effective Time. As previously disclosed, Mr. Franklin entered into a new employment agreement with the Company and CommunityBank on March 17, 2022, which sets forth his terms of employment following the consummation of the Merger. For a description of Mr. Franklin’s employment agreement, see the Current Report on Form 8-K filed by the Company with the Commission on March 18, 2022. Such description is incorporated by reference into this Current Report on Form 8-K.

In connection with the closing of the Merger, the Company’s Compensation Committee (the “Compensation Committee”) approved payment to Mr. Franklin of $425,333.03 (the “SERP Amount”) to fully fund his expected future benefit under his 2017 Salary Continuation Agreement (the “SERP”). The SERP was intended to provide Mr. Franklin the amount of $200,000 per year for 10 years commencing at age 70. Under the terms of the SERP and his employment agreement dated March 17, 2022, however, upon closing of the Merger: (a) the SERP automatically terminated and (b) Mr. Franklin became entitled to receive only his “Accrued Amount” (as defined in the SERP). The “Accrued Amount” under the SERP was $1,089,246.26 as of the closing date of the Merger. The SERP Amount, when added to the Accrued Amount, fully funds (on a present-value basis assuming a 4.0% discount rate) Mr. Franklin’s expected future benefit under the SERP.

At the Effective Time, (a) Steven F. Retzloff, the current Chief Executive Officer of Allegiance, was appointed as a director of the Company and the Executive Chairman of the Company and Senior Executive Chairman of the Combined Bank, (b) Ramon A. Vitulli, III was appointed President of the Company and Chief Executive Officer of the Combined Bank, and (c) Paul P. Egge was appointed Senior Executive Vice President and Chief Financial Officer of the Company and the Combined Bank. As previously described in the Joint Proxy Statement/Prospectus, Mr. Retzloff, Mr. Vitulli and Mr. Egge each entered into an employment agreement with Allegiance and Allegiance Bank setting forth the terms of his respective employment following the consummation of the Merger. For a description of such officers’ employment agreements and additional information about the arrangements and transactions with respect to such officers, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger — Interests of Allegiance’s Directors and Executive Officers in the Merger — New Employment Agreements with Executive Officers.” Such description is incorporated by reference into this Current Report on Form 8-K.

At the Effective Time, J. Pat Parsons, ceased to serve as the Company’s former Vice Chairman and a director, and was appointed as the Vice Chairman and a director of the Combined Bank. Mr. Parsons entered into a new employment agreement with the Company and CommunityBank on August 26, 2022, which sets forth his terms of employment following the consummation of the Merger. For a description of Mr. Parson’s employment agreement, see the Current Report on Form 8-K filed by the Company with the Commission on August 26, 2022. Such description is incorporated by reference into this Current Report on Form 8-K.

At the Effective Time, Robert T. Pigott, Jr., ceased to serve as the Company’s Chief Financial Officer and Senior Executive Vice President, and was appointed Senior Vice President of the Combined Bank. Mr. Pigott entered into a change in control severance agreement with the Company on March 17, 2022, which sets forth his terms of employment following the consummation of the Merger. For a description of Mr. Pigott’s change in control severance agreement, see the Current Report on Form 8-K filed by the Company with the Commission on March 18, 2022. Such description is incorporated by reference into this Current Report on Form 8-K.

Biographical and other information related to Mr. Retzloff, Mr. Vitulli and Mr. Egge can be found in the proxy statement filed by Allegiance with the Commission on March 10, 2022, in connection with its 2022 annual meeting of shareholders, which is incorporated into this Item 5.02 by reference. There are no transactions in which Mr. Retzloff, Mr. Vitulli or Mr. Egge has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summaries and referenced descriptions of the employment agreements and change in control severance agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements and change in control severance agreement, copies of which are included as Exhibits 10.1, 10.2 and 10.3 for Mr. Franklin, Mr. Parsons and Mr. Pigott, respectively, and Exhibit 10.4 with respect to Mr. Retzloff, Mr. Vitulli and Mr. Egge, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Board of Directors

In accordance with the terms of the Merger Agreement and pursuant to the Certificate of Formation, as of the Effective Time, the Board of Directors of the Company (the “Board”) was reconstituted to consist of a total of fourteen (14) directors, including seven (7) legacy directors of the Company and seven (7) legacy directors of Allegiance.

At the Effective Time, in accordance with the Merger Agreement, the following individuals ceased to serve directors of the Company: Tommy W. Lott, Glen W. Morgan, J. Pat Parsons and Sheila G. Umphrey (collectively, the “Non-Continuing Directors”). The Non-Continuing Directors did not cease to serve as directors as the result, in whole or in part, of any disagreement with the Company.

The seven directors, each of whom previously served as a director of the Company, designated by the Company to continue as directors of the Company pursuant to the Merger Agreement from and after the Effective Time are as follows: Robert R. Franklin, Jr., Michael A. Havard, Joe Penland, Sr., Reagan A. Reaud, Joseph B. Swinbank, John E. Williams, Jr. and William “Bill” Wilson, Jr.

The seven directors, each of whom previously served as a director of Allegiance, designated by Allegiance to be appointed as directors of the Company pursuant to the Merger Agreement from and after the Effective Time are as follows: John Beckworth, Fred S. Robertson, Jon-Al Duplantier, William S. Nichols, III, George Martinez, Steven F. Retzloff and Frances H. Jeter (collectively, the “New Directors”). Biographical and other information relating to the New Directors can be found in the proxy statement filed by Allegiance with the Commission on March 10, 2022, in connection with its 2022 annual meeting of shareholders, which is incorporated into this Item 5.02 by reference. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K.

At the Effective Time, in accordance with the Merger Agreement, the Board established the following committees of the Board: Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee and Risk Committee. As of the Effective Time, the standing committees of the Board are comprised of the following members:

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Risk Committee
William E. Wilson, Jr. (Chair)	Michael A. Havard (Chair)	Frances H. Jeter (Chair)	George Martinez (Chair)
Jon-Al Duplantier	Jon-Al Duplantier	John Beckworth	William S. Nichols, III
William S. Nichols, III	Fred S. Robertson	John E. Williams	Reagan A. Reaud
Michael A. Havard	John E. Williams	Joe E. Penland, Sr.	Joseph B. Swinbank

Each of the New Directors who is a non-employee director will be entitled to receive the compensation determined by the Board following the consummation of the Merger.

Stellar Bancorp, Inc. 2022 Omnibus Incentive Plan. The shareholders of the Company previously approved the Company’s 2022 Omnibus Incentive Plan (the “Plan”) at the special meeting of shareholders on May 24, 2022. The Plan became effective upon the closing of the Merger. The Company has updated the name of the Plan to reflect its name change. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.5, and the section in the Joint Proxy Statement/Prospectus entitled “CBTX Proposals—Proposal 3: CBTX Incentive Plan Proposal.” Exhibit 10.5 and such description are incorporated by reference into this Current Report on Form 8-K.

Form of Indemnification Agreement. In connection with the closing of the Merger, the Company adopted a new form of indemnification agreement (the “Stellar Bancorp Form of Indemnification Agreement”). The Stellar Bancorp Form of Indemnification Agreement will apply to executive officers and directors entering into an indemnification agreement from time to time following the completion of the Merger. Each of the directors and executive officers of the Company with existing indemnification agreements with the Company or Allegiance continue to be party to such agreement, which were assumed by the Company in the Merger. The foregoing summaries and descriptions of the forms of indemnification agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Stellar Bancorp Form of Indemnification Agreement and the Allegiance Bancshares, Inc. form of indemnification agreement, copies of which are attached hereto as Exhibit 10.6 and 10.7, respectively, and are incorporated herein by reference.

Change in Control Severance Plan. In connection with the closing of the Merger, the Company assumed the Allegiance Bancshares, Inc. Change in Control Severance Plan (the “CIC Plan”). Subject to the terms and conditions of the CIC Plan, the CIC Plan provides for payments to certain executives that are participants in the CIC Plan if an involuntary termination of employment (other than for death, disability or “cause”) or a resignation by the eligible employee for “good reason” occurs three months prior to the consummation of a change in control or within 18 months following such change in control. Mr. Franklin was added as a participant in the CIC Plan in connection with the closing of the Merger and in the event of a qualifying change in control and termination of employment, he would be entitled to, among other things, three times his base salary, target annual bonus and a pro rata annual bonus, in each case, determined in accordance with the terms of the CIC Plan. The foregoing summary and description of the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the CIC Plan, a copy of which is attached hereto as Exhibit 10.8, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, on October 1, 2022 the Board adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company and its subsidiaries. The Code of Business Conduct and Ethics is available on our website at http://ir.stellarbancorpinc.com/ under “Corporate Governance — Documents and Charters.” The foregoing description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Allegiance required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 5, 2021 by and between CBTX, Inc. and Allegiance Bancshares, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 12, 2021)+
2.2	First Amendment, dated as of August 25, 2022, to the Agreement and Plan of Merger, dated as of November 5, 2021, by and between CBTX, Inc. and Allegiance Bancshares, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 25, 2022)
3.1	Second Amended and Restated Certificate of Formation of Stellar Bancorp, Inc.
3.2	Bylaws of Stellar Bancorp, Inc.
4.1	Specimen Common Stock Certificate
10.1	Executive Employment Agreement dated March 17, 2022, by and among CBTX. Inc., CommunityBank of Texas, N.A. and Robert R. Franklin, Jr. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on March 18, 2022)
10.2	Change in Control Severance Agreement, dated March 17, 2022, by and between CBTX, Inc. and Robert T. Pigott, Jr. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on March 18, 2022)
10.3	Employment Agreement, dated August 26, 2022, by and among CBTX, Inc., CommunityBank of Texas, N.A. and J. Pat Parsons (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on August 26, 2022)
10.4	Form of Allegiance Bancshares, Inc.’s Executive Employment Agreement (incorporated herein by reference to Exhibit 10.1 to the Allegiance Bancshares, Inc.’s Current Report on Form 8-K filed on March 18, 2022)
10.5	Stellar Bancorp, Inc. 2022 Omnibus Incentive Plan
10.6	Form of Stellar Bancorp, Inc. Indemnification Agreement
10.7	Form of Allegiance Bancshares, Inc. Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Allegiance Bancshares, Inc. Registration Statement on Form S-1 filed on September 28, 2015)
10.8	Change in Control Severance Plan (incorporated herein by reference to Exhibit 10.1 to Allegiance Bancshares, Inc.'s Form 8-K filed on February 4, 2020)
14.1	Code of Business Conduct and Ethics
104	Cover Page Interactive Data File (formatted as inline XBRL document)

+ The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STELLAR BANCORP, INC.

Date: October 3, 2022	By:	/s/ Robert R. Franklin, Jr.
Robert R. Franklin, Jr.
Chief Executive Officer